UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026

Accendra Health, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-09810	54-1701843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4435 Waterfront Drive, Suite 300,
Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Post Office Box 27626,
Richmond, Virginia	23261-7626
(Mailing address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 277-4304

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2 par value per share	ACH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Expiration and Final Settlement of the Exchange Offers

On June 23, 2026, Accendra Health, Inc. (the “Company”) announced the expiration and final results of its previously announced offers to exchange (the “Exchange Offers”) and consent solicitations (the “Consent Solicitations”) for any and all of the Company’s outstanding 4.500% Senior Notes due 2029 (the “2029 Notes”) and 6.625% Senior Notes due 2030 (the “2030 Notes” and, together with the 2029 Notes, the “Existing Notes”).

As of 5:00 P.M., New York City time, on June 23, 2026 (the “Expiration Time”), the Company received from eligible holders valid and unwithdrawn tenders and related consents, as reported by Epiq Corporate Restructuring, LLC (the “Exchange Agent”) representing approximately $478.3 million and $548.0 million in aggregate principal amount of 2029 Notes and 2030 Notes, respectively, or approximately 99.9% and 99.2% of the aggregate principal amount of 2029 Notes and 2030 Notes outstanding at the launch of the Exchange Offers, respectively.

The Existing Notes tendered since the early exchange time of 5:00 P.M., New York City time, on June 9, 2026 were subsequently accepted and cancelled on June 25, 2026. Following such cancellation, $338,000 in aggregate principal amount of the 2029 Notes and $4,170,000 in aggregate principal amount of the 2030 Notes remained outstanding.

In connection with the Exchange Offers, the Company issued a total of: (i) $213.0 million in aggregate principal amount of First Lien Notes and (ii) $698.1 million in aggregate principal amount of Second Lien Notes, in exchange for the validly tendered and accepted Existing Notes, and the Company issued $326.25 million in aggregate principal amount of First Lien Notes for new money, for a total of $539.25 million First Lien Notes. The additional Second Lien Notes issued on June 25, 2026, at the final settlement of the Exchange Offers, were issued pursuant to the Indenture, dated June 15, 2026, by and among the Company, the guarantors named therein and Regions Bank, as trustee and as collateral agent (the “Second Lien Indenture”) and form a part of the same series as the Second Lien Notes issued pursuant to the Second Lien Indenture on June 15, 2026.

Item 8.01. Other Events.

On June 23, 2026, the Company issued a press release announcing the expiration and final results of the Exchange Offers and Consent Solicitations, which is filed hereto as Exhibit 99.1 and incorporated by reference herein. The information set forth in the Explanatory Note regarding the final settlement of the Exchange Offers is incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated June 23, 2026.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCENDRA HEALTH, INC.

/s/ Jonathan A. Leon
June 25, 2026	Jonathan A. Leon
Executive Vice President and Chief Financial Officer